UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2023

CURO GROUP HOLDINGS CORP

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 West Hubbard, 8th Floor, Chicago, Illinois		60654
(Address of Principal Executive Offices)		(Zip Code)

(312) 470-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	CURO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

First Lien Credit Facility and Senior Notes Transactions

CURO Group Holdings Corp. (the “Company”) previously announced on May 10, 2023, that it had substantially finalized agreements with certain existing holders (the “Holders”) of the Company’s outstanding 7.500% Senior Secured Notes due 2028 (the “Existing Notes”) to enter into a new first lien credit facility. In addition to agreeing to extend first lien term loans (the “Term Loans”) under the new facility, the Holders also agreed to exchange Existing Notes held by such Holders for new 7.500% Senior 1.5 Lien Secured Notes due 2028 of the Company (the “New Notes”) (the foregoing transactions collectively, the “Transactions”). Definitive documentation in connection with the Transactions, as further described below, were executed, and the Transactions closed on May 15, 2023 (the “Closing Date”).

First Lien Credit Agreement

On the Closing Date, the Company, as borrower, certain of the Company’s subsidiaries, as guarantors (the “Guarantors”), the Holders, as lenders (in such capacity, the “Lenders”), and Alter Domus (US) LLC, as administrative agent and collateral agent (the “First Lien Agent”), entered into that certain First Lien Credit Agreement (the “Credit Agreement”), pursuant to which the Lenders have made credit extensions of $150,000,000 in the form of Term Loans to the Company, subject to the terms and conditions of the Credit Agreement.

The Term Loans are senior secured obligations of the Company and rank effectively senior in right of payment to all of its existing and future unsecured senior debt, to the extent the value of the collateral pledged under the First Lien Security Agreement (as defined below), First Lien Pledge Agreement (as defined below) and related collateral arrangements, senior in right of payment to all of its existing and future subordinated debt and effectively junior in right of payment to all of its existing and future secured debt of senior lien priority, to the extent of the value of the collateral therefor.

The Term Loans are guaranteed by each of the Company’s existing and future domestic subsidiaries (other than CURO SPV (as defined below)) that are not receivables financing entities and will be guaranteed by each of its foreign subsidiaries, if any, that guarantees any indebtedness of the Company or the Guarantors. The Term Loans are secured by first priority liens on substantially all of the Company’s and the Guarantors’ assets (including a pledge of equity interests held by the Company and the Guarantors in their direct subsidiaries), pursuant to that certain Security Agreement, dated as of the Closing Date (the “First Lien Security Agreement”) by and among the Company, each Guarantor and the First Lien Agent, and that certain Pledge Agreement (the “First Lien Pledge Agreement”), dated as of the Closing Date, by and among the Company, each Guarantor and the First Lien Agent.

The Term Loans will mature on August 2, 2027. Interest on the Term Loans will accrue at a rate of 18.00% per annum and be payable on March 31, June 30, September 30, and December 31 of each year. The Company may elect to pay up to up to 12.00% per annum in kind during the first year following the Closing Date and up to 9.00% per annum in kind thereafter. The proceeds of the Term Loans will be used to repay in full the Prior Credit Agreement (as defined below), for general corporate purposes and for payment of fees and expenses relating to the Transactions.

The Credit Agreement contains customary covenants that restrict, subject to specified exceptions, the ability of the Company, the Guarantors and their subsidiaries to, among other things: (i) sell assets and subsidiary equity; (ii) incur or redeem indebtedness; (iii) create or incur certain liens; (iv) enter into affiliate agreements; (v) pay dividends, (vi) change the nature of their business or operations, (vii) make certain types of investments, (ix) enter into agreements that restrict distributions from certain subsidiaries; and (x) consolidate, merge or transfer all or substantially all of the assets of the Company or any subsidiary. The covenants in the Credit Agreement are subject to important exceptions and qualifications.

The Credit Agreement includes certain financial and operating covenants, including covenants requiring the Company to (i) maintain liquidity as of the last day of each calendar month, beginning May 31, 2023, of (a) prior to September 30, 2024, equal to or greater than $75,000,000 and (b) on and after September 30, 2024, equal to or greater than $60,000,000 and (ii) maintain Minimum Adjusted Pre-Tax Income in accordance with the levels set forth in the definition thereof for each four-Fiscal-Quarter period, beginning with the period ending on March 31, 2024.

The Credit Agreement contains customary events of default, which include (subject in certain cases to customary grace and cure periods), among others, non-payment of principal or interest, breach of other covenants or agreements in the Credit Agreement, the failure to pay the principal at maturity of certain other indebtedness or defaults under certain other indebtedness and certain events of bankruptcy and insolvency.

Of the $150,000,000 aggregate principal amount of Term Loans provided under the Credit Agreement, a portion equal to an aggregate principal amount of $16,380,000 was funded by Curo SPV, LLC (the “CURO SPV”), a wholly-owned special purpose vehicle of the Company (the “SPV Loans”), using proceeds from a concurrent private placement issuance of 18.00% Senior Secured Notes by the CURO SPV (the “Backstop Notes”) to certain Holders. The Backstop Notes are guaranteed by the Company and are secured by the SPV Loans. The Company’s guarantee of the Backstop Notes is contractually subordinated to its obligations as borrower under the Term Loans. The Backstop Notes will automatically mature on the date on which the Term Loans mature. Interest on the Backstop Notes will accrue at a rate of 18.00% per annum and be payable on March 31, June 30, September 30, and December 31 of each year. Interest on the Backstop Notes will be paid in cash or in kind, consistent with the manner in which the Company elects to pay interest on the Term Loans. The Backstop Notes are subject to customary covenants that restrict, subject to specified exceptions, the ability of the CURO SPV to (i) sell assets; (ii) incur or redeem indebtedness; (iii) create or incur liens other than liens granted to the Holders holding the Backstop Notes; (iv) pay dividends; (v) change the nature of its business or operations; (vi) make certain types of investments, (vii) consolidate, merge or transfer all or substantially all of the assets of the CURO SPV. The Backstop Notes contain customary events of default, which include (subject in certain cases to customary grace and cure periods), among others, non-payment of principal or interest, any events of default under the Credit Agreement or the disposal of collateral securing the Backstop Notes.

The foregoing description of the Credit Agreement, the First Lien Security Agreement and the First Lien Pledge Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement, First Lien Security Agreement and the First Lien Pledge Agreement, which are filed herewith as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Exchange Agreement

On the Closing Date, the Company, the Guarantors and the Holders entered into an exchange agreement (the “Exchange Agreement”), pursuant to which the Holders agreed to exchange $682,298,000 aggregate principal amount, or approximately 68.2%, of the Company’s Existing Notes for $682,298,000 aggregate principal amount of the Company’s New Notes. The exchange of the Existing Notes for the New Notes (the “Exchange Transaction”) was consummated on the Closing Date, following the effectiveness of the Supplemental Indenture (as defined below).

Pursuant to the terms of the Exchange Agreement, each Holder received for each $1,000 aggregate principal amount of the Existing Notes validly exchanged by such Holder, $1,000 aggregate principal amount of New Notes issued by the Company.

The New Notes were sold pursuant to the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The Company did not receive any cash proceeds from the issuance of the New Notes issued in the Exchange Transaction.

The foregoing description of the Exchange Agreement and the Transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, full text of the Exchange Agreement, attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

1.5 Lien Notes and Indenture

At the Closing Date, in connection with the consummation of the Exchange Transaction, the Company issued $682,298,000 in aggregate principal amount of New Notes pursuant to that certain Indenture, dated the Closing Date (the “Indenture”), among the Company, the Guarantors and U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “Trustee”).

The New Notes are senior secured obligations of the Company and rank effectively senior in right of payment to all of its existing and future unsecured senior debt, to the extent of the value of the collateral pledged under the Indenture and related collateral arrangements, senior in right of payment to all of its existing and future subordinated debt and effectively junior in right of payment to all of its existing and future secured debt of senior lien priority, to the extent of the value of the collateral therefor.

The New Notes are guaranteed by each of the Company’s existing and future domestic subsidiaries (other than CURO SPV) that are not receivables financing entities and will be guaranteed by each of its foreign subsidiaries, if any, that guarantees any indebtedness of the Company or the Guarantors. The New Notes are secured by 1.5 priority liens on substantially all of the Company’s and the Guarantors’ assets (including a pledge of equity interests held by the Company and the Guarantors in their direct subsidiaries), pursuant to a security agreement (the “1.5 Lien Security Agreement”) and a pledge agreement (the “1.5 Lien Pledge Agreement”), dated the Closing Date, by and among the Company and the Guarantors in favor of U.S. Bank Trust Company, National Association, as collateral agent under the Indenture, subject to certain exceptions and permitted liens; provided, however, that, the liens securing the New Notes are contractually subordinated to the liens that secure the indebtedness under the Credit Agreement, pursuant to terms of that certain intercreditor agreement (the “Senior Intercreditor Agreement”) by and among the First Lien Agent, the Trustee and TMI Trust Company (the “Existing Trustee”), as collateral agent under the indenture, dated July 30, 2021, by and among the Company, the guarantors party thereto and the Existing Trustee, governing the Existing Notes; provided, further, that the liens securing the New Notes are contractually senior to the liens that secure the Existing Notes, pursuant to the terms of that certain intercreditor agreement (the “Junior Intercreditor Agreement”), dated the Closing Date, by and among the Company, the Trustee and Existing Trustee.

The New Notes will mature on August 1, 2028. Interest on the New Notes will accrue at a rate of 7.500% per annum, payable on February 1 and August 1 of each year, commencing on August 1, 2023.

Prior to August 1, 2024, the Company may redeem up to 10% of the aggregate principal amount of the New Notes during each 12-month period following the Closing Date at a redemption price of 103% of the principal amount of the New Notes, plus accrued and unpaid interest, if any, to the applicable redemption date. Additionally, at any time prior to August 1, 2024, the Company may redeem (i) up to 40% of the aggregate principal amount of the New Notes at a price equal to 107.500% of the principal amount of the New Notes, plus accrued and unpaid interest, if any, to the applicable redemption date with the net proceeds of certain equity offerings; and (ii) some or all of the New Notes at a make-whole price. On or after August 1, 2024, the Company may redeem some or all of the New Notes at a premium that will decrease over time, plus accrued and unpaid interest, if any, to the applicable date of redemption. The redemption price for the New Notes if redeemed during the 12 months beginning (i) August 1, 2024 is 103.750%, (ii) August 1, 2025 is 101.875% and (iii) August 1, 2026 and thereafter is 100.000%.

The Indenture contains customary covenants that restrict, subject to specified exceptions, the ability of the Company and the Guarantors and certain of its subsidiaries to, among other things: (i) sell assets and subsidiary equity; (ii) incur or redeem indebtedness; (iii) create or incur certain liens; (iv) enter into affiliate agreements; (v) pay cash dividends, (vi) change the nature of its business or operations, (vii) make certain types of investments, (ix) enter into agreements that restrict distributions from certain restricted subsidiaries; and (x) consolidate, merge or transfer all or substantially all of the assets of the Company or any restricted subsidiary. The Indenture also contains certain financial and operating covenants substantially similar to the financial and operating covenants contained in the Credit Agreement. The covenants in the Indenture are subject to important exceptions and qualifications.

The Indenture contains customary events of default, which include (subject in certain cases to customary grace and cure periods), among others, non-payment of principal or interest, breach of other covenants or agreements in the Indenture, the failure to pay the principal at maturity of certain other indebtedness or the acceleration of certain other indebtedness and certain events of bankruptcy and insolvency.

The foregoing description of the Indenture, the 1.5 Lien Security Agreement, the 1.5 Lien Pledge Agreement, the Senior Intercreditor Agreement and the Junior Intercreditor Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Indenture, the 1.5 Lien Security Agreement, the 1.5 Lien Pledge Agreement, the Senior Intercreditor Agreement and the Junior Intercreditor Agreement, which are filed herewith as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Supplemental Indenture

On the Closing Date, the Company entered into a Third Supplemental Indenture, by and among the Company, the Guarantors and the Existing Trustee (the “Supplemental Indenture”), which amends the Existing Indenture to, among other things, eliminate or amend substantially all of the restrictive covenants contained in the Existing Indenture governing the Existing Notes, other than those relating to the payment of principal and interest, and to authorize the Existing Trustee to enter into the Senior Intercreditor Agreement and the Junior Intercreditor Agreement. The Supplemental Indenture is binding on all Existing Notes that remain outstanding.

The foregoing description of the Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Supplemental Indenture, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Canada SPV Facility Transactions

On May 10, 2023, the Company previously announced that it had substantially finalized a revolving credit facility (the “Canada SPV Facility”) and definitive documentation related thereto, as further described below. The Canada SPV Facility and definitive documentation in connection with the Canada SPV Facility was executed and closed on May 12, 2023 (the “SPV Facility Closing Date”).

On the SPV Facility Closing Date, CURO Canada Receivables II Limited Partnership, a newly created, bankruptcy-remote special purpose vehicle and an indirect wholly-owned subsidiary of the Company (the “Canada SPV Borrower”), entered into the Canada SPV Facility with Midtown Madison Management LLC (the “Agent”), as administrative agent, and the lenders party thereto (the “Canada SPV Lenders”), that provides for C$110.0 million of initial borrowing capacity.

The Canada SPV Facility is secured by a first lien against all assets of the Canada SPV Borrower, which is a special purpose vehicle into which certain eligible receivables originated by our operating entities in Canada are sold pursuant to the Sale and Servicing Agreement (as defined below). The Canada SPV Lenders advance to the Canada SPV Borrower 80% of the principal balance of the eligible installment loans sold to the Canada SPV Borrower. The advance rate is subject to increase or decrease under certain circumstances. As customer loan payments flow into the Canada SPV Borrower, such payments are subjected to a conventional priority-of-payment waterfall that, absent a default or certain other trigger events, applies available collections to interest, fees, expenses and any borrowing base shortfall before being released to the Canada SPV Borrower. Borrowings under the Canada SPV Facility bear interest at an annual rate of three-month CDOR plus 8.00% per annum, subject to increase or decrease under certain circumstances. The Canada SPV Borrower also pays a commitment fee on the unused portion of the commitments and an original issue discount on the amount of (i) the initial advance under the Canada SPV Facility and (ii) the first advance following any increase in the aggregate commitments thereunder.

The Canada SPV Facility contains various conditions to borrowing and affirmative, negative and financial maintenance covenants. The Canada SPV Facility also contains various events of default, the occurrence of which could result in termination of the Canada SPV Lenders’ commitments to lend and the acceleration of all obligations of the Canada SPV Borrower under the Canada SPV Facility. This facility matures in 2025.

Pursuant to the Guaranty entered into by the Company on the SPV Facility Closing Date (the “Guaranty”) in connection with the Canada SPV Facility, the Company is providing the Canada SPV Lenders with a recourse indemnity.

In connection with the Canada SPV Facility, the Canada SPV Borrower also entered into a Sale and Servicing Agreement (the “Sale and Servicing Agreement”), with CURO Canada Corp. (“CURO Canada”), and LendDirect Corp. (“LendDirect”), pursuant to which CURO Canada and LendDirect will sell, on a fully serviced basis, certain eligible receivables and related rights and collections to the Canada SPV Borrower.

In connection with the Canada SPV Facility, the Canada SPV Borrower entered into a General Security Agreement with the Agent, to serve as security in favor of the Agent for the payment and performance of the Canada SPV Borrower’s obligations under the Canada SPV Facility and other related loan documents to which it is a party.

In connection with the Canada SPV Facility and that certain Second Amended and Restated Credit Agreement, dated as of November 12, 2021, among, inter alios, CURO Canada Receivables Limited Partnership, as borrower, (the “CURO-Waterfall SPV Borrower”), Waterfall Asset Management, LLC, as administrative agent (in such capacity, the “Waterfall Agent”) and the lender party thereto (the “Waterfall Lender”), as amended, restated, supplemented or otherwise modified from time to time (the “Waterfall Facility”), the Agent, the Canada SPV Lenders, the Canada SPV Borrower, the CURO-Waterfall SPV Borrower, the Waterfall Agent, the Waterfall Lender, CURO Canada and LendDirect have entered into an Intercreditor Agreement on the SPV Facility Closing Date (the “Canada Intercreditor Agreement”) pursuant to which, among other things, certain security interests granted to the Canada SPV Borrower and the CURO-Waterfall SPV Borrower by CURO Canada and LendDirect, and the corresponding sub-liens of the Agent and the Waterfall Agent, shall be accorded equal priority and rank and be enforceable pari passu for all purposes at all times.

The foregoing descriptions of the Canada SPV Facility, the Guaranty, the Sale and Servicing Agreement and the Canada Intercreditor Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Canada SPV Facility, the Guaranty, the Sale and Servicing Agreement and the Canada Intercreditor Agreement, which are filed herewith as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Certain Amendments to SPV Credit Facilities

On the Closing Date, the Company also amended certain of its SPV credit facilities. These amendments made various changes to the SPV credit facilities, including, in certain cases, with respect to advance rates and maturity dates. With these amendments, the Company no longer needs to extend its previous waivers to certain financial ratios, covenants and other requirements in its debt agreements.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The relevant information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d). Exhibits

Exhibit Number	Description
4.1+	Indenture, dated as of May 15, 2023, among CURO Group Holdings Corp., the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent.
4.2	Form of New Notes (included in Exhibit 4.1).
4.4	Third Supplemental Indenture, dated as of May 15, 2023, to the Indenture dated July 30, 2021, among CURO Group Holdings Corp., the guarantors party thereto and TMI Trust Company, as trustee and collateral agent.
10.1+	Exchange Agreement, dated as of May 15, 2023, by and among CURO Group Holdings Corp., the obligors and holders identified therein.
10.2+	First Lien Credit Agreement, dated as of May 15, 2023, among CURO Group Holdings Corp., the guarantors party thereto, Alter Domus (US) LLC, the lenders and other parties party thereto.
10.3+	Security Agreement, dated as of May 15, 2023, among CURO Group Holdings Corp. and certain of its subsidiaries as assignors and Alter Domus (US) LLC.
10.4+	Pledge Agreement, dated as of May 15, 2023, among CURO Group Holdings Corp. and certain of its subsidiaries as pledgors and Alter Domus (US) LLC.
10.5+	Security Agreement, dated as of May 15, 2023, among CURO Group Holdings Corp., certain of its subsidiaries as assignors and U.S. Bank Trust Company, National Association.
10.6+	Pledge Agreement, dated as of May 15, 2023, among CURO Group Holdings Corp. and certain of its subsidiaries as pledgors and U.S. Bank Trust Company, National Association.
10.7+	Intercreditor Agreement, dated as of May 15, 2023, among Alter Domus (US) LLC, CURO Group Holdings Corp., U.S. Bank Trust Company, National Association and TMI Trust Company.
10.8+	Intercreditor Agreement, dated as of May 15, 2023, among CURO Group Holdings Corp., U.S. Bank Trust Company, National Association and TMI Trust Company.
10.9+	Credit Agreement, dated as of May 12, 2023, among CURO Canada Receivables II Limited Partnership, by its general partner, CURO Canada Receivables II GP Inc., Midtown Madison Management LLC, as Administrative Agent, and the lenders party thereto.
10.10+	Guaranty dated as of May 12, 2023, granted by CURO Group Holdings Corp. in favor of Midtown Madison Management LLC, as administrative agent for the lenders referred to therein.
10.11+	Sale and Servicing Agreement, dated as of May 12, 2023, among CURO Canada Receivables II Limited Partnership, by its general partner, CURO Canada Receivables II GP Inc., CURO Canada Corp. and LendDirect Corp.
10.12+	Intercreditor Agreement, dated as of May 12, 2023, among CURO Canada Receivables II Limited Partnership, CURO Canada Receivables II GP Inc., CURO Canada Receivables Limited Partnership, by its general partner, CURO Canada Receivables GP Inc., CURO Canada Corp., LendDirect Corp., Midtown Madison Management LLC, the lenders party to the Canada SPV Facility, Waterfall Asset Management, LLC and WF Marlie 2018-1, Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Certain portions of this exhibit (indicated by “[***]”) have been omitted as the Company has determined (i) the omitted information is not material and (ii) the omitted information would likely cause harm to the Company if publicly disclosed.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 16th day of May, 2023.

CURO Group Holdings Corp.

By:	/s/ Ismail Dawood
Name:	Ismail Dawood
Title:	Chief Financial Officer